Exhibit 1(a)


                            PBHG ADVISOR FUNDS, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

       FIRST: PBHG Advisor Funds, Inc., a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

       SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                    ARTICLE I

                               NAME OF CORPORATION

       The name of the corporation is PBHG Advisor Funds, Inc. (hereinafter called the "Corporation").

                                   ARTICLE II

                             PURPOSE OF CORPORATION

The Corporation is formed for the purpose of carrying on any lawful business, which may include acting as an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"), and exercising and generally enjoying all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force.

                                   ARTICLE III

                       PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

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                                   ARTICLE IV

                                  CAPITAL STOCK

Section 4.1 Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is Ten Billion (10,000,000,000) shares of the par value of one tenth of one cent ($0.001) per share and of the aggregate par value of Ten Million Dollars ($10,000,000), all of which shares are designated Common Stock and which shares shall be classified in the following series (portfolios): 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor Blue Chip Growth Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Cash Reserves Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor High Yield Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth II Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Global Technology & Communications Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Opportunities Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor REIT Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); and 300,000,000 shares

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of the PBHG Advisor Short-Term Government Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares).

The remaining 5,200,000,000 shares are shares of Common Stock without further classification.


Section 4.2 Authorization of Stock Issuance. The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more classes or series of stock. The Board of Directors may reclassify any previously classified but unissued shares of any class or series of stock from time to time in one or more classes or series of stock. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws. All shares shall be issued on a fully paid and non-assessable basis.

Section 4.3 Fractional Shares. The Board of Directors may issue fractional shares of stock of the Corporation. Any fractional shares so issued shall entitle the holder thereof to exercise voting rights, receive dividends and participate in the distribution of assets of the Corporation in the event of liquidation or dissolution to the extent of the proportionate interest represented by such fractional shares.

Section 4.4       Description of Stock.

         (a) Assets Belonging to Each Class or Series. Subject to the power of the Board of Directors to classify unissued shares (and to reclassify previously classified but unissued shares) of capital stock of the Corporation and to set or change preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such unissued shares of stock, the shares of each class or series of stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and condition of redemption:

                  (1) All consideration received by the Corporation for the issuance or sale of shares of a particular class or series, together with all income, earnings, profits and proceeds thereon, shall irrevocably belong to such class or series for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class or series.

                  (2) The assets belonging to each class or series shall be charged with the liabilities of the Corporation in respect of such class or series, and with such

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                  class' or series' respective share of the general liabilities of the Corporation, in the latter case in the proportion that the net asset value of such class or series bears to the net asset value of all classes and series. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to each class or series.

                  (3) Dividends or distributions on shares of any class or series, whether payable in stock, cash or other property, shall be paid only out of earnings, surplus or other assets belonging to such class or series.

                  (4) In the event of the liquidation or dissolution of any class or series of stock of the Corporation, stockholders of such class or series shall be entitled to receive out of the assets of such class or series available for distribution to stockholders the assets belonging to such class or series; and the assets so distributable to the stockholders of such class or series shall be distributed among such stockholders in proportion to the number of shares of such class or series held by them and recorded on the books of the Corporation.

         Except as provided above, all provisions of the charter relating to stock of the Corporation shall apply to shares of and to holders of shares of all classes and series of stock.

         (b) Class B Shares. Except as set forth below, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B Shares of Common Stock are those set forth in this
         Article IV, and in the provisions of the charter relating to stock of the Corporation generally. In addition, all such Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                  (1) Subject to the provisions of paragraph (3) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares of the same series eight (8) years after the end of the calendar month in which a stockholder's order to purchase such shares was accepted.

                  (2) Subject to the provisions of paragraph (3) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares of the same series in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid

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                  in respect of Class B Shares shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

                  (3) If a series of the Corporation implements any amendment to a Rule 12b-1 Plan (or, if presented to stockholders, adopts or implements a non-Rule 12b-1 stockholder services plan) that the Board of Directors determines would materially increase the charges that may be borne by the holders of Class A Shares under such plan, the Class B Shares will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Board of Directors shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the holders of Class B Shares. Should such amendment or adoption not be submitted to a vote of the holders of Class B shares or, if submitted, should the holders of Class B Shares fail to approve such amendment or adoption, the Board of Directors shall take such action as is necessary to: (A) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoptions; and
                  (B) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange or conversion of all Class B Shares for or into a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Directors reasonably believes will not be subject to federal taxation.

         (c) Dividends and Distributions. The holders of the Corporation's capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the Corporation's stock, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of

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         such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions.

         (d) Voting Rights. Each share of stock shall entitle the holder thereof to one vote for each dollar (and each fractional dollar thereof) of net asset value (number of shares owned times net asset value per share) of shares of stock outstanding in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of stock shall be voted in the aggregate and not by class; provided, however, that to the extent class or series voting is required by the 1940 Act or Maryland law, or otherwise directed by the Board of Directors, as to any such matter, shares of stock shall be voted by individual class or series. No holder of shares of any class or series of stock shall be entitled to vote on any acquisition of assets of another corporation or merger of another corporation with and into the Corporation if the consideration for such acquisition consists solely of the shares of another class or series of stock of the Corporation.

         (e) Quorum. At any meeting of stockholders, holders of thirty percent (30%) of the dollar value of the outstanding shares of stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum. If any matter is to be voted on by an individual class or series of stock, then holders of thirty percent (30%) of the dollar value of the outstanding shares of stock of such class or series entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum as to each such class or series.

Section 4.5 Authorizing Vote. Any action which would otherwise require the affirmative vote of the holders of shares entitled to cast greater than a majority of all the votes entitled to be cast on the matter pursuant to the Corporations and Associations Article of the Annotated Code of Maryland shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.6 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock, no holder of shares of stock of

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the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation.

Section 4.7  Redemption.

         (a) The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of stock of the Corporation to require the Corporation to redeem all or any number of the shares of stock outstanding in the name of such holder on the books of the Corporation, at the net asset value of such shares, less any fees or charges as the Board of Directors may establish from time to time. Notwithstanding the foregoing, the Board of Directors may suspend the right of holders of shares of stock of the Corporation to require the Corporation to redeem such shares or to receive payment for redeemed shares for such periods and to the extent permitted by, or in accordance with, the 1940 Act or any rule or regulation of the Securities and Exchange Commission promulgated thereunder. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its sole discretion, shall deem reasonable, such determination to be conclusive. Payments for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it necessary or desirable for the Corporation to make payment wholly or partially in securities or other property or assets of the Corporation. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

         (b) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem shares of stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number, (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, and (3) failure to maintain the characteristics or qualifications established by the Board of Directors for a particular class or series, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.


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         (c) All rights of a stockholder with respect to shares redeemed, including the right to receive dividends and distributions with respect to such shares, shall cease as of the date on which the redemption price to be paid for such shares is fixed in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

         (d) Shares which have been redeemed shall constitute authorized but unissued shares of such class and series redeemed.

Section 4.8 Valuation. The net asset value of the shares of any class or series of stock of the Corporation shall be determined by or pursuant to the determination of the Board of Directors, which is authorized to determine the methods to be used to value the assets of a class or series, the amount and allocation of liabilities of the Corporation to such class or series and all other matters in connection therewith. Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration, cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the value of any security or other asset owned or held by the Corporation, as to the number of shares of stock of the Corporation outstanding, as to the net investment income of the Corporation or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of securities or shares of the Corporation or the amount or payment of dividends shall be final and conclusive, and shall be binding upon the Corporation and all holders of its shares, past, present and future. Shares of stock of the Corporation are issued and sold on the condition and understanding that any and all determinations shall be binding as aforesaid.

Section 4.9 Certificates. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of stock of the Corporation without certificates and may establish such conditions as it may determine in connection with the issuance of certificates. The Corporation is not obligated to issue certificates evidencing fractional shares.

Section 4.10 Shares Subject to Charter and By-Laws. All persons who shall acquire shares of stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws of the Corporation, as each may be amended, supplemented and/or restated from time to time.


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                                    ARTICLE V

                               BOARD OF DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be four, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who are currently in office and who shall serve until the next meeting of stockholders and until their successors are duly elected and qualified are:

                                Harold J. Baxter

                                John R. Bartholdson

                                Jettie M. Edwards

                                Albert A. Miller

Section 5.2 Removal of Directors. Subject to the limits of the 1940 Act, a director may be removed, with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, or (b) a committee of the Board of Directors appointed for such purpose. The stockholders of the Corporation may remove any director of the Corporation prior to the expiration of his term of office for cause, and not otherwise, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors. "Cause" shall mean with respect to any particular director (a) a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty, or (b) the barring or prohibition of such director from serving as a director of a registered investment company under Section 9 of the 1940 Act.

Section 5.3  Liability of Directors and Officers.

         (a) To the fullest extent permitted by the Maryland General Corporation Law and the 1940 Act, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to the charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or failure to act which occurred prior to such amendment or repeal.

         (b) In performance of his duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data,

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         prepared by others, to the extent not inconsistent with the General
         Laws of the State of Maryland. A person who performs his duties in accordance with the standards of Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

Section 5.4 Powers of Directors. In addition to any powers conferred herein or in the Bylaws, the Board of Directors may, subject to any express limitations contained in the charter or in the Bylaws, exercise the full extent of powers conferred by the General Laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the Bylaws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

         (a) to make, alter, amend or repeal from time to time the Bylaws of the Corporation except as otherwise provided by the Bylaws;

         (b) subject to requirements of the 1940 Act and the General Laws of the State of Maryland, the Corporation may enter into any management or investment advisory contract or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation, and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contracts or arrangements with any other person, firm or corporation which relate to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract, transaction or business; and except to the extent otherwise provided by applicable law, no such contract, transaction or business shall be invalidated or voidable, or in any way affected thereby, nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein, provided that such relationship to such person, firm or corporation or such subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation's entering into such contract or engaging in such action or business, and in the case of directors of the Corporation, that Section 2-419 of the Maryland General Corporation Law has been satisfied; and

         (c) to make such elections as to the tax status of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation.

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Section 5.5 Independent and Disinterested Directors. A director of the
Corporation who with respect to the Corporation is not an interested person, as defined in the 1940 Act, shall be deemed to be independent and disinterested when making any determination or taking any action as a director of the Corporation.

                                   ARTICLE VI

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 6.1 Directors. To the maximum extent permitted by Maryland law in effect from time to time, but subject to the limits on indemnification contained in the 1940 Act and the Bylaws, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, trustee, employee, agent or fiduciary of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director of the Corporation. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above.

Section 6.2 Officers. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, but subject to the limits on indemnification contained in the 1940 Act and the Bylaws, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former officer of the Corporation or (b) any individual who, while an officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or
(b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 6.3 Amendment. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation

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inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding Sections with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE VII

                                   AMENDMENTS

       (a) The Corporation reserves the right from time to time to make any amendment to the charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

       (b) All references herein to statutes, to the charter or to the Bylaws shall be deemed to refer to those statutes, the charter or Bylaws as they are amended and in effect from time to time.

       THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly authorized and advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

       FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

       FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

       SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

       SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.


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


         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 9th day of April, 1998.

ATTEST:                                       PBHG ADVISOR FUNDS, INC.

/s/ John M. Zerr                              By: /s/ Gary L. Pilgrim     (SEAL)
-------------------------------                   ------------------------
Secretary                                         President



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